EMPLOYMENT AGREEMENT
                           ____________________

          AGREEMENT by and between SunAmerica Inc., a Maryland corporation (the "Company"), and Jay S. Wintrob (the "Executive"), dated as of the 27th day of April, 1995.

          In view of Executive's long-term service with and continuing contribution to the Company, the Company's Board of Directors (the "Board") believes it is in the best interests of the Company and its shareholders to secure Executive's continued services by reducing the personal uncertainties and risks associated with the possibility or occurrence of a Change of Control (as defined in Exhibit A). The Board has, therefor, caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Effective Date.

          (a) The "Effective Date" shall mean the first date following the eighth anniversary of Executive's employment with the Company and prior to April 27, 2000 on which a Change of Control occurs; provided that no Change of Control shall be deemed to have occurred so long as Eli Broad continues to serve as the Chief Executive Officer of the Company or continues to beneficially own more than 35% of the Outstanding Company Voting Securities (as such terms are defined in Exhibit A).
Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs within one year after termination of Executive's employment with the Company, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

          (b) The Executive and the Company acknowledge that, prior to the Effective Date, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement.

     2. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending on the fifth anniversary of such date (the "Employment Period").

     3.   Terms of Employment.

          (a)  Position and Duties.

          (i) During the Employment Period, (A) the Executive's position (including titles and reporting requirements), authority and duties shall be at least commensurate in all material respects with those held, exercised and assigned during the 180-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where he was employed immediately preceding the Effective Date or any office which is the headquarters of the Company and is less than 50 miles from such location.

          (ii) During the Employment Period, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and to use his reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to him in accordance with this Agreement. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on civic or charitable boards or committees, (B) fulfill speaking engagements and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.

          (i)  Base Salary.  During the Employment Period, the
Executive shall receive an annual base salary at least equal to his annual base salary in effect immediately prior to the Effective Date.

          (ii) Compensation Plans. During the Employment Period, the Executive shall be entitled to participate in all bonus and incentive compensation plans, practices, policies and programs ("Compensation Plans") available generally to other peer executives of the Company and its affiliated companies. Such Compensation Plans shall provide the Executive with the opportunity under reasonable expectations of Company performance to earn an amount of bonus and incentive compensation at least equal, in the aggregate, to the average annual bonus and incentive compensation received by Executive with respect to the Company's two full fiscal years immediately preceding the Effective Date or, if greater, an amount consistent with the bonus and incentive compensation paid to other peer executives of the Company and its affiliated companies.

          (iii)Additional Benefits and Policies.  During the
Employment Period, the Executive shall be entitled to (A) life and executive medical insurance and other welfare benefits and fringe benefits,
(B) prompt reimbursement for all reasonable employment expenses incurred by the Executive, (C) paid vacation, and (D) an office and secretarial and other assistants, in each case in accordance with the policies, practices and procedures of the Company in effect generally with respect to other peer executives of the Company and its affiliated companies.

               (iv) Affiliated Companies. For purposes of this Agreement, the term "affiliated companies" will not includeany corporation or other entity not controlled by theCompany but deemed to be an affiliate because of theownership or control of Eli Broad.

     4.   Termination of Employment.

          (a)  Certain Definitions.  The terms "Cause,"
"Disability," "Good Reason" and "Notice of Termination," as used in this Agreement, are defined in Exhibit A, which is incorporated in and made a part of this Agreement.

          (b) Termination of Employment. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company may terminate the Executive's employment during the Employment Period for Cause or due to the Executive's Disability. The Executive may terminate his employment during the Employment Period for Good Reason.

          (c) Notice of Termination. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause or Disability shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     5.   Obligations of the Company upon Termination.

          (a)  Payments Upon Termination.  If, during the
Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive as severance an amount in cash equal to (i) Executive's average annual cash compensation (base salary plus any bonus or incentive compensation) earned during the Company's three full fiscal years immediately preceding the fiscal year in which the Date of Termination occurs (the "Average Cash Compensation"), multiplied by (ii) a fraction, the numerator of which is the number of days remaining, after the Date of Termination (as defined in Exhibit A), in the Employment Period, and the denominator of which is 365; provided, however, that in no event will the amount of such payment be less than one or more than two times the Average Cash Compensation (the "Severance Amount"). One half of such Severance Amount shall be paid to Executive in a lump sum within 10 days after the Date of Termination, with the remaining one half payable in equal installments on the last day of each of the twelve calendar months immediately following the Date of Termination. In addition to any amounts that may be due to Executive pursuant to the previous two sentences or any other provision of this Agreement, upon termination of the Executive's employment with the Company during the Employment Period for any reason whatsoever, the Company (i) will pay to executive, within 10 days after the Date of Termination, any amount of base salary accrued but unpaid through the Date of Termination, any compensation previously deferred by the Executive and accrued vacation pay, and (ii) will timely pay or provide to the Executive and/or his family any other amounts or benefits required to be paid or provided, or which the Executive and/or his family is eligible to receive, pursuant to this Agreement or under any plan, program, policy or practice, contract or agreement of the Company applicable to the Executive or generally applicable to other peer executives of the Company and its affiliated companies (except for severance payments under the severance plan in effect for all Company employees, the benefits under which are replaced during the Employment Period by the provisions of this Section 5(a)).

          (b)  Effect of Termination on Restricted Stock and
Stock Options. Notwithstanding any other provision of this Agreement, of any Company plan or any agreement between Executive and the Company, if Executive's employment with the Company is terminated during the Employment Period (i) by the Company other than for Cause or Disability, or by Executive for Good Reason, then (x) all options to purchase securities of the Company theretofore granted to Executive and not fully exercisable shall become exercisable in full and may be exercised by Executive at any time prior to the one-year anniversary of the Date of Termination, and (y) all restrictions on any shares of restricted stock granted by the Company to and then held by Executive (other than "Super Shares," as defined in the Company's 1995 Performance Stock Plan) shall lapse, and (z) the Company shall issue to Executive the number of Super Shares subject to Executive's outstanding awards and as to which the applicable Super Performance Objectives (as defined in the Company's 1995 Performance Stock Plan) have been achieved on or prior to the Date of Termination, or, if such objectives have not been achieved by such date, as to which the Company's Board determines, in the reasonable exercise of its business judgement and based on the Company's actual and reasonably anticipated financial results through the end of the applicable Performance Period (as defined in the Company's 1995 Performance Stock Plan), that the applicable Super Performance Objectives are reasonably certain to be achieved by the end of such Performance Period, or (ii) by reason of the Executive's death or Disability, then (x) all restrictions will lapse on that number of shares of restricted stock then held by Executive as to which such restrictions would have lapsed on or prior to the Date of Termination had each agreement between the Company and Executive regarding grants of restricted stock provided for restrictions to lapse on 1-2/3% of the number of shares (other than "Super Shares") included in such grant at the end of each month following the date of such grant, and (y) the Company shall issue to Executive a number of Super Shares equal to the number that would have been issued pursuant to Section 5(b)(i)(z) above had Executive's employment been terminated by the Company other than for Cause or Disability, multiplied by a fraction, the numerator of which is the number of shares of restricted stock as to which restrictions will lapse in accordance with Section 5(b)(ii)(x) above and the denominator of which is the number of shares of restricted stock held by Executive as of the Date of Termination. Certificates representing the number of shares of Company common stock as to which restrictions shall have lapsed and to be issued to Executive under awards of Super Shares pursuant to the previous sentence shall be delivered to Executive (or his estate or legal representatives) by the Company, free of any restrictive legends or conditions, within 10 days after the Date of Termination. This Section 5(b) shall be deemed an amendment to any agreements between the Company and the Executive with respect to outstanding stock options, shares of restricted stock or Super Shares.

     6.   Non-exclusivity of Rights; Option to Waive Benefits.
Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify (except for the severance plan in effect for all Company employees, the benefits under which are replaced during the Employment Period by the provisions of Section 5(a) hereof), nor shall anything herein reduce such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Executive shall be entitled to refuse or defer all or any portion of any payments or benefits under this Agreement, by delivering written notice of such refusal or deferral to the Company in writing, if he determines that the receipt of such payment or benefit may result in adverse tax consequences to him; provided that such refusal or deferral shall not extend or modify the period during which options may be exercised or restrictions may lapse on restricted shares or Super Shares or as to which performance is measured under any Company benefit or stock plan.

     7. Successors. This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets that becomes subject to this Agreement by operation of law or otherwise.

     8. Confidentiality and Solicitation. During the performance of Executive's duties on behalf of the Company, Executive will receive and be entrusted with certain confidential and/or secret information of a proprietary nature. Executive shall not disclose or use, during his employment or any time thereafter, any such information which is not otherwise publicly available, except as may be required by law. Executive agrees that during his employment he will not engage as a director, officer, owner, part-owner (five or more percent shareholder), joint venturer or otherwise, in any business competitive with the Company or any of its affiliated companies; provided that passive investments are permitted by this sentence. In the event of termination of Executive's employment for any reason, for a period of one year thereafter, Executive will not (a) employ or seek to employ or engage any employee of the Company or any of its affiliated companies, or (b) make any public statement concerning the Company, any of its affiliates or affiliated companies, or his employment unless previously approved by the Company, except as may be required by law.

     9.   Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive: Jay S. Wintrob
          2465 La Condesa Drive
          Los Angeles, CA 90049


          If to the Company:   SunAmerica Inc.
          1 SunAmerica Center
          Century City
          Los Angeles, CA 90071-6022
          Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) If any legal action shall be brought for the enforcement of this Agreement, or because of any alleged dispute, breach or default hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action in addition to any other relief to which it or he may be entitled.

          (f) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


          JAY S. WINTROB
          Jay S. Wintrob


          SUNAMERICA INC.

          By: ELI BROAD
                     EXHIBIT A

                    Certain Definitions


I. "Cause." For purposes of this Agreement, "Cause" shall mean (i) the conviction of the Executive of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) a material breach by the Executive of the Executive's obligations under Section 3(a) of this Agreement (other than as a result of incapacity due to physical or mental illness), which is willful and deliberate or the result of Executive's gross neglect of duties, and which is not remedied in a reasonable period of time after receipt of written notice from the Board of Directors of the Company specifying such breach.

II. "Change of Control." For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

          (a)  The acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more, or such greater percentage as shall be required to make such individual, entity or group, immediately following such acquisition, the largest holder, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this paragraph II are satisfied; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  Approval by the shareholders of the Company of
(i) a complete liquidation or dissolution of the Company, (ii) a reorganization, consolidation or merger (a "Reorganization"), or (iii) the sale or other disposition of all or substantially all of the assets of the Company (a "Sale"), unless, following the consummation of any such Reorganization or Sale, the following requirements are satisfied with respect to the corporation resulting from such Reorganization, or the corporation which has acquired all or substantially all of the assets of the Company: (A) more than 60% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Reorganization or Sale, in substantially the same proportion as their ownership, immediately prior to such Reorganization or Sale of the Outstanding Company Voting Securities, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such reorganization, consolidation or merger, or such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Reorganization or Sale.

          If any of the foregoing events occurs and Eli Broad is then the Chief Executive Officer of the Company or the beneficial owner of more than 35% of the Outstanding Company Voting Securities, then, notwithstanding the foregoing, such Change of Control shall be deemed to have occurred on the first date on which Mr. Broad is no longer the Chief Executive Officer of the Company or the beneficial owner of more than 35% of the Outstanding Company Voting Securities.

III. "Date of Termination." For purposes of this Agreement, the "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or Disability, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of Executive's death.

IV. "Disability." For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company on a full-time basis for 120 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative (such agreement as to acceptability not to be withheld unreasonably).

V. "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

          (i) any action or failure to act by the Company which results in Executive's position (including titles and reporting requirements), authority or duties being reduced below the level specified in Section 3(a)(i)(A) of this Agreement;

     (ii) any failure by the Company to comply with the provisions of Section 3(b) of this Agreement;

     (iii)the Company's requiring the Executive to be based at any office or location other than that described in
Section 3(a)(i)(B) of this Agreement; or

     (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

VI. "Notice of Termination." For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment (specifying the provision of this Agreement relied upon) and (ii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).